Exhibit 99.1

Axolotl Biologix, Inc.

Unaudited Condensed Financial Statements

For the Six Months Ended June 30, 2023 and 2022

Index to Condensed Financial Statements

Financial Statements

Condensed Balance Sheets as of June 30, 2023 (unaudited) and December 31, 2022	3

Condensed Statements of Income for the six months ended June 30, 2023 (unaudited) and 2022 (unaudited)	4

Condensed Statements of Changes in Stockholders’ Deficit for the six months ended June 30, 2023 (unaudited), and 2022 (unaudited)	5

Condensed Statements of Cash Flows for the six months ended June 30, 2023 (unaudited) and 2022 (unaudited)	6

Notes to Condensed Financial Statements	7-13

Axolotl Biologix, Inc.

Condensed Balance Sheets

	June 30,	December 31,
	2023	2022
	(unaudited)
Assets
Current assets
Cash and cash equivalents	$698,002	$1,403,052
Accounts receivable, net	17,159,920	17,500,421
Prepaid expenses	200,157	192,928
Inventories	2,595,224	1,166,935

Total current assets	20,653,303	20,263,336
Property and equipment, net	85,611	104,314

Total assets	$20,738,914	$20,367,650

Liabilities and Stockholder’s Deficit
Current liabilities
Accounts payable	$13,830,127	$14,802,963
Accrued interest	107,106	69,904
Accrued interest, related party	194,736	689,855
Other accrued expenses	53,849	66,440

Total current liabilities	14,185,818	15,629,162
Non-current liabilities
Loans, noncurrent	2,000,000	2,000,000
Related party loans, noncurrent	5,610,000	5,610,000

Total liabilities	21,795,818	23,239,162

Commitments and contingencies (Note 6)
Stockholder’s deficit
Series A Convertible Preferred stock, $0.001 par value; 25,000,000 shares authorized and 14,636,875 issued and outstanding as of June 30, 2023 and December 31, 2022	14,637	14,637
Class A Common stock, $0.001 par value; Class A common stock 75,000,000 shares authorized and 43,612,339 issued and outstanding as of June 30, 2023 and December 31, 2022	43,612	43,612
Additional paid-in capital	4,202,896	4,202,896
Accumulated Deficit	(5,318,049)	(7,132,657)

Total stockholder’s deficit	(1,056,904)	(2,871,512)

Total liabilities and stockholder’s deficit	$20,738,914	$20,367,650

The accompanying notes are an integral part of these condensed financial statements.

Axolotl Biologix, Inc.

Condensed Statements of Income

(Unaudited)

	Six Months Ended June 30,
	2023	2022
Revenue	$21,920,223	$14,025,199
Cost of revenue	1,040,601	832,967

Gross profit	20,879,622	13,192,232
Operating expenses:
Selling and marketing	16,040,828	9,143,248
General and administrative	2,090,133	2,338,536
Research and development	699,459	521,358

Total operating expenses	18,830,420	12,003,142

Income from operations	2,049,202	1,189,090
Other income (expense):
Other income	10	287
Forgiveness of debt	—	205,100
Interest expense, related party	(197,207)	(212,514)
Interest expense	(37,397)	(23,527)

Total other expense	(234,594)	(30,654)
Net income before income tax expense	1,814,608	1,158,436
Provision for income taxes	—	—

Net income	$1,814,608	$1,158,436

The accompanying notes are an integral part of these condensed financial statements.

Axolotl Biologix, Inc.

Condensed Statement of Changes in Stockholder’s Deficit

For the Six Months Ended June 30, 2023 and 2022

(Unaudited)

	Series A Convertible Preferred Stock		Class A Common Stock		Additional Paid-In Capital	Accumulated Deficit	Total Stockholder’s Deficit
	Shares	Amount	Shares	Amount
Balance at January 1, 2023	14,636,875	$14,637	43,612,339	$43,612	$4,202,896	$(7,132,657)	$(2,871,512)
Net income	—	—	—	—	—	1,814,608	1,814,608

Balance at June 30, 2023	14,636,875	$14,637	43,612,339	$43,612	$4,202,896	$(5,318,049)	$(1,056,904)

	Series A Convertible Preferred Stock		Class A Common Stock		Additional Paid-In Capital	Accumulated Deficit	Total Stockholder’s Deficit
	Shares	Amount	Shares	Amount
Balance at January 1, 2022	14,636,875	$14,637	43,612,339	$43,612	$4,202,896	$(9,873,965)	$(5,612,820)
Net income	—	—	—	—	—	1,158,436	1,158,436

Balance at June 30, 2022	14,636,875	$14,637	43,612,339	$43,612	$4,202,896	$(8,715,529)	$(4,454,384)

The accompanying notes are an integral part of these condensed financial statements.

Axolotl Biologix, Inc.

Condensed Statement of Cash Flows

(Unaudited)

	Six Months Ended June 30,
	2023	2022
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Income	$1,814,608	$1,158,436
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation	22,404	23,470
Forgiveness of debt	—	(205,100)
Changes in operating assets and liabilities:
Accounts receivable, net	340,501	(12,063,753)
Other receivables	—	103,587
Prepaid expenses	(7,229)	47,827
Inventory	(1,428,289)	(376,874)
Accounts payable and other accrued expenses	(985,427)	9,664,844
Accrued interest	27,763	34,206
Accrued interest, related party	(485,680)	90,904

Net cash used in operating activities	(701,349)	(1,522,453)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(3,701)	(11,645)

Net cash used in investing activities	(3,701)	(11,645)

CASH FLOWS FROM FINANCING ACTIVITIES:
Payments on related party loans		(600,000)
Proceeds from issuance of loans	—	1,500,000

Net cash provided by financing activities	—	900,000

Decrease in cash and cash equivalents	(705,050)	(634,098)
Cash and cash equivalents, beginning of period	1,403,052	790,952

Cash and cash equivalents, end of period	698,002	156,854

Supplemental disclosures of cash flow information:

Cash paid for interest	$692,521	$354,344

Cash paid for taxes	$—	$—

The accompanying notes are an integral part of these condensed financial statements.

NOTES TO THE FINANCIAL STATEMENTS

1.	Organization and Description of the Business

Axolotl Biologix Inc. (“Axolotl” or the “Company”) was originally incorporated on August 6, 2016 in the state of Delaware and is headquartered in Phoenix, Arizona. The Company is a biotechnology company focused on developing and producing human biologics and biological-related products to reduce inflammation and foster regeneration for many conditions, including orthopedic, wound care, cosmetic, and more. The Company is focused on partnerships with universities and research hospitals to find ways to improve current technologies and procedures. The Company operates via its one legal entity.

2.	Summary of Significant Accounting Policies

There have been no changes to our significant accounting policies during the six months ended June 30, 2023 from those disclosed in the Company’s audited financial statements as of and for the years ended December 31, 2022 and 2021.

Basis of Presentation

The Company’s unaudited condensed financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) and on a basis consistent with the audited financial statements of the Company as of and for the years ended December 31, 2022 and 2021. These unaudited condensed financial statements should be read in conjunction with such audited financial statements.

These unaudited condensed financial statements include all adjustments that management considers necessary for a fair presentation of the Company’s balance sheets, statements of income, statements of changes in stockholder’s deficit, and statements of cash flows for the interim periods presented. Interim results are not necessarily indicative of the results to be expected for the periods ending December 31, 2023, or for any other future annual or interim period.

Inventories

The Company’s inventory consists of finished goods. These finished goods are biological products and are stated at the lower of cost or net realizable value. Cost is calculated by applying the first-in-first-out method (FIFO). The Company regularly reviews inventory quantities on hand and writes down to its net realizable value any inventory that it believes to be impaired. Management considers forecast demand in relation to the inventory on hand, competitiveness of product offerings, market conditions and product life cycles when determining excess and obsolescence and net realizable value adjustments. These write-downs are charged to Cost of Revenue in the accompanying Statements of Income. As of June 30, 2023 and December 31, 2022, the reserve for obsolescence was $0 and $0, respectively. The Company incurred abnormal write-offs of inventory in the six months ended June 30, 2023 and 2022 relating to obsolescence and recalls in the amounts of $0 and $449,970, respectively. These abnormal write-offs, which were due to the loss of FDA approval on the Axolotl Ambient product line in May 2021, are included in General and Administrative Expenses in the Statements of Income.

Revenue Recognition

The Company recognizes revenue in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standard Codification (“ASC”) 606, Revenue from Contracts with Customers. Under ASC 606, revenues are recognized when control of the promised goods or services is transferred to the customer in an amount that reflects the consideration the Company expects to be entitled to in exchange for transferring those goods or services. Revenue is recognized based on the following five-step model:

•	Identification of the contract with a customer

•	Identification of the performance obligations in the contract

•	Determination of the transaction price

•	Allocation of the transaction price to the performance obligations in the contract

•	Recognition of revenue when, or as, the Company satisfies a performance obligation

We sell our products principally to specialty distributors (collectively, our “Customers”) within the United States. These Customers subsequently resell our products to healthcare providers throughout the United States. Revenues from product sales are recognized when the Customer obtains control of our product, which occurs at a point in time, typically upon delivery to the Customer’s respective warehouse or designated location at a standard transaction price for the specific product sold.

The Company has entered into service arrangements with one of its customers to provide distinct services for the Company due to the Company having a limited workforce. Such services include distribution, credit risk, and marketing and sales services. The Company has assessed the consideration payable to its customers as it relates to these service arrangements in accordance with ASC 606 and has concluded that the services being provided by the Company’s customer are distinct, with the exception of the credit risk fee, which was concluded to be a price concession. For those services which are deemed to be distinct, the Company has separately determined that the transaction price for the distribution and marketing services being provided by our customer are at fair value. As such, in accordance with ASC 606, the distribution and marketing services are accounted for consistent with other services being provided by the Company’s vendors and have not been recorded as an offset to the Company’s revenues, and the credit risk services are accounted for as consideration payable and as a reduction of the transaction price. The total amount of services accounted for as consideration payable and as a reduction of transaction price totaled approximately $2.2 million and $1.3 million for the six months ended June 30, 2023 and 2022, respectively.

The Company has elected to apply the significant financing practical expedient, as allowed under ASC 606. As a result, we do not adjust the promised amount of consideration in a customer contract for the effects of a significant financing component when the period of time between when we transfer a promised good or service to a customer and when the customer pays for the good or service will be one year or less. The Company has standard payment terms that generally require payment within approximately 60-120 days.

The Company had no material contract assets, contract liabilities, or deferred contract costs recorded in its balance sheets as of June 30, 2023 and December 31, 2022. The Company expenses costs to obtain a contract as incurred when the amortization period is less than one year.

Advertising Expenses

Advertising expenses are expensed as incurred. Advertising expenses were $1,247,514 and $777,971 for the six months ended June 30, 2023 and 2022, respectively.

Recent Accounting Pronouncements

In August 2020, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2020-06, Debt — Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging — Contracts in Entity’s Own Equity (Subtopic 815-40) (“ASU 2020-06”) to simplify accounting for certain financial instruments. ASU 2020-06 eliminates the current models that require the separation of beneficial conversion and cash conversion features from convertible instruments and simplifies the derivative scope exception guidance pertaining to the equity classification of contracts in an entity’s own equity. The new standard also introduces additional disclosures for convertible debt and freestanding instruments that are indexed to and settled in an entity’s own equity. ASU 2020-06 amends the diluted earnings per share guidance, including the requirement to use the if-converted method for all convertible instruments. ASU 2020-06 is effective January 1, 2024 and should be applied on a full or modified retrospective basis, with early adoption permitted beginning on January 1, 2021. Management is currently evaluating the new guidance but does not expect the adoption of this guidance to have a material impact on the Company’s operations or cash flows.

Management does not believe that any other recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on the Company’s financial statements.

3.	Concentrations

For the six months ended June 30, 2023 and 2022, revenues have been generated from the following entities that accounted for more than 10% of total material sales and accounts receivable for the periods presented:

	Percentage of Revenue		Percentage of Accounts Receivable
	Six Months Ended June 30,		June 30,	December 31,
	2023	2022	2023	2022
Customer A	100%	97%	100%	99%

For the six months ended June 30, 2023 and 2022, revenues have been generated from the following products that accounted for more than 10% of total material sales for the periods presented:

	Percentage of Revenue Six Months Ended June 30,
	2023	2022
Dualgraft	100%	99%
Ambient	—	1%

For the six months ended June 30, 2023 and 2022, 100% of Dualgraft inventory was purchased from a related party vendor.

4.	Property and Equipment, net

Property and equipment consisted of the following:

	June 30,	December 31,
	2023	2022
Operating Equipment	$216,210	$216,210
Office Equipment	15,638	12,174
Furniture and Fixtures	14,420	14,183

Total	246,268	242,567
Less: accumulated depreciation	(160,657)	(138,253)

Property and equipment, net	$85,611	$104,314

Depreciation expense for the six months ended June 30, 2023 and 2022 was $22,404 and $23,470, respectively, and is recorded as a component of General and Administrative Expenses within the Condensed Statement of Income.

5.	Professional Services Agreement

On January 1, 2022, the Company entered into an Account Management Services Arrangement (the “Account Management Agreement”) and a Sales Services Agreement with a related party. As the Company has a small workforce, these arrangements effectively outsourced a portion of the Company’s sales, marketing, and administrative functions to this third party. The term of each of the agreements is for three years, and either agreement can automatically be renewed for one-year periods unless either party provides a written notice of termination no earlier than 120 days and no later than 180 days prior to the expiration of the then-current term.

Account Management Agreement

Under the Account Management Agreement, the service provider is providing all monthly management activities associated with the continued sale of the Company’s product. This includes order verifications, commission data verification for any sales made by the Company’s sales employees, ad hoc reporting requests, accumulation of data provided by the Company’s customer regarding product performance and product defects, and other administrative requests made by the Company as applicable. The fees incurred under the Account Management Agreement with this related party are at arm’s length. Total fees incurred under the Account Management Agreement for the six months ended June 30, 2023 and 2022 were $934,235 and $1,157,175, respectively, included in General and Administrative Expenses on the accompanying unaudited Condensed Statement of Income.

Sales Services Agreement

Under the Sales Services Agreement, the service provider is to contact and provide service coverage of existing and potential customers on a regular basis consistent with good business practices and use its best efforts to promote the sale of the Company’s products. The service provider is to employ sales personnel in connection with the promotion of the Company’s products and is responsible for any and all compensation of such sales personnel. The service provider is also required to provide compliance training to ensure that all sales personnel are appropriately educated regarding the Company’s product to effectively market and sell the Company’s product as a part of their respective duties. The fees incurred under the Sales Service Agreement with this related party are at arm’s length. Total fees incurred under the Sales Services Agreement for the six months ended June 30, 2023 and 2022 were $10,800,000 and $5,850,000, respectively and are included in Selling and Marketing Expenses on the accompanying unaudited Condensed Statement of Income.

6.	Loans

Small Business Administration (SBA) Loans

On March 30, 2022, the Company amended the original SBA Loan agreement and borrowed an additional $1,500,000, bringing the total due under the amended agreement to $2,000,000. A monthly payment in the amount of $9,953 will be made for a total of 30 years. Interest under this SBA loan is to accrue at a simple interest rate of 3.75% annually on funds outstanding as of the anniversary date of the initial borrowing.

The total amounts outstanding under these SBA loans as of June 30, 2023 and December 31, 2022 was $2,000,000.

Paycheck Protection Program (PPP) Loan

On January 8, 2022, the Company was granted forgiveness on their PPP Loan totaling $205,100. The Company recognized the gain on forgiveness of debt for the six months ended June 30, 2023 and 2022 in the amounts of $0 and $205,100, respectively.

Promissory Notes-Related Party

Starting in 2019, the company entered into several promissory notes with Burns Ventures, LLC. The owner of Burns Ventures LLC is also the owner of Axolotl. All of the promissory notes have a fixed interest rate of 7.00% and mature on December 31, 2024. During the six months ended June 30, 2022, the Company paid off a promissory note for $600,000 with this related party. There were no capitalized financing costs associated with the issuance of this debt, and thus, there was no loss recorded in the accompanying unaudited Condensed Statement of Income for the six months ended June 30, 2022. The total amount outstanding under these promissory notes as of June 30, 2023 and December 31, 2022 was $5,610,000. Interest expense amounted to $197,207 and $210,960 for the six months ended June 30, 2023 and 2022, respectively.

Line of Credit-Related Party

The Company also has an active line of credit with Burns Ventures LLC. There were no borrowings and repayments for the six months ended June 30, 2023. There were borrowings and repayments of $525,000 in 2022. The outstanding balance on the line of credit was $0 as of June 30, 2023 and December 31, 2022. Interest expense for the six months ended June 30, 2023 and 2022 was $0 and $1,554, respectively.

7.	Commitments and Contingencies

The Company may be involved in legal actions in the ordinary course of business. The Company is not subject to any legal proceedings, nor is it aware of any pending or threatened legal action.

The Company accrues for potential liability arising from legal proceedings and regulatory matters when it is probable that such liability has been incurred and the amount of the loss can be reasonably estimated. This determination is based upon currently available information for those proceedings in which the Company is involved, taking into account its best estimate of such losses for those cases for which such estimates can be made. The Company’s estimates involve significant judgment, given the varying stages of proceedings (including issues regarding class certification and the scope of many of the claims) and the related uncertainty of the potential outcomes of these proceedings.

In making determinations of the likely outcome of pending litigation, the Company considers many factors, including, but not limited to, the nature of the claims, the Company’s experience with similar types of claims, the jurisdiction in which the matter is filed, input from outside legal counsel, the likelihood of resolving the matter through alternative mechanisms, the matter’s current status and the damages sought or demands made. Accordingly, the Company’s estimate will change from time to time, and actual losses could be more or less than the current estimate.

As of June 30, 2023 and December 31, 2022, there are no matters for which a reserve is required to be established.

8.	Related Party Transactions

The Company received cash from several promissory notes with Burns Ventures, LLC. The owner of Burns Ventures LLC is also the owner of Axolotl. See Note 5.

The Company purchases inventory from Pinnacle Transplant Technologies, LLC (“Pinnacle”). One of the Company’s Board of Directors is the President and CEO of Pinnacle. The Company purchased $2,473,174 and $1,084,105 of inventory from Pinnacle during the six months ended June 30, 2023 and 2022, respectively. As of June 30, 2023 and December 31, 2022, the Company owed this related party $619,229 and $786,575, respectively.

The Company uses Surgio Health, LLC (“Surgio”) for compliance and training services. The Company’s CEO has an equity interest in Surgio. The Company incurred $6,500 and $0 during the six months ended June 30, 2023 and 2022, respectively. As of June 30, 2023 and December 31, 2022, the Company had no payables to this related party.

The Company uses OrthoEx for 3PL services. The Company’s CEO has an equity interest in OrthoEx and has a seat on OrthoEx’s Board of Directors. The Company incurred $58,292 and $47,778 of expenses from OrthoEx during the six months ended June 30, 2023 and 2022, respectively. As of June 30, 2023 and December 31, 2022, the Company owed this related party $0 and $3,721, respectively.

The Company uses Ortho Spine Companies, LLC for various consulting and marketing services. Ortho Spine Companies, LLC (“Ortho Spine”) is owned by the CEO of Axolotl. The Company incurred $30,500 and $8,965 of expenses from Ortho Spine during the six months ended June 30, 2023 and 2022, respectively. As of June 30, 2023 and December 31, 2022, the Company owed this related party $0 and $7,200, respectively.

9.	Stockholder’s Deficit

Series A Convertible Preferred Stock

The Company’s certificate of incorporation, as amended, designates and authorizes the Company to issue 25,000,000 shares of convertible preferred shares, of which 14,636,875 were issued and outstanding as of June 30, 2023 and December 31, 2022. The various rights and preferences afforded to the holders of this Series A Convertible Preferred Stock have not changed since issuance.

Common Stock

As of June 30, 2023 and December 31, 2022, 43,612,339 shares of Class A Common Stock were issued and outstanding. Holders of Class A Common Stock have voting rights. Net losses are borne by the Class A Common Stockholders and have been presented accordingly on the condensed statements of stockholder’s deficit.

10.	Income Taxes

As of each reporting date, management considers new evidence, both positive and negative, that could affect its view of the future realization of deferred tax assets. Upon evaluation of all available evidence and considering the projected U.S. pre-tax losses for 2023, a valuation allowance has been recognized as a component of the estimated annual effective tax rate for 2023.

The effective income tax rates for each of the six months ended June 30, 2023 and June 30, 2022 was 0% and was determined using an estimated annual effective tax rate after considering any discrete items for such periods. The effective income tax rate for the six months ended June 30, 2023 and June 30, 2022 reflects the fact that the Company continues to be in a full valuation allowance position and thus has not recognized any income tax expense or benefit for the six-month periods then ended.

11.	401k Defined Contribution Plan

The Company maintains a defined contribution plan under Section 401(k) of the Internal Revenue Code for substantially all employees. The employees may contribute between 0% and 100% of their wages, subject to the IRS limitations. The Company does not match employee contributions.

12.	Subsequent Events

On July 26, 2023, Carmell Corporation (formerly Carmell Therapeutics Corporation) entered into an Agreement and Plan of Merger (the “Merger Agreement”), by and among Aztec Merger Sub, Inc. (“Merger Sub”) and the Company, which provides for, among other things, the merger of the Company with and into Merger Sub, with the Company being the surviving corporation of the merger and a direct, wholly owned subsidiary of Carmell Corporation (the “Acquisition”). Pursuant to the terms of the Merger Agreement, all of the issued and outstanding shares of the Company (other than the Dissenting Shares (as defined in the Merger Agreement) and the shares held in treasury) will be cancelled in exchange for aggregate consideration of (i) up to approximately $8.0 million in cash, (ii) a number of shares of Carmell Corporation’s common stock, equal to (1) $57.0 million divided by (2) the dollar volume-weighted average price for the Carmell Corporation’s common stock for the 30 consecutive trading days immediately preceding the date upon which the conditions of the Merger Agreement are satisfied (such consideration the “Closing Share Consideration”), and (iii) up to $9.0 million in cash and up to $66.0 million in shares of common stock of Carmell Corporation that are subject to a performance based earn-out, subject to customary adjustments at closing for cash, working capital, transaction expenses and indebtedness, and amounts held back by Carmell Corporation. The Merger Agreement contains representations, warranties and indemnification provisions customary for transactions of this kind. The Acquisition closed on August 9, 2023.

On August 10, 2023, the Company entered into the First Amendment to the Agreement and Plan of Merger (the “Amendment”) that amended certain terms of the Merger Agreement. The Amendment changed the structure of the Acquisition to provide that, following the merger of Axolotl with and into Merger Sub, with Axolotl surviving, Axolotl will then merge with and into Axolotl Biologix, LLC (“Second Merger Sub”), with Second Merger Sub being the surviving corporation of the merger and a direct, wholly owned subsidiary of Carmell Corporation, and waives the condition requiring Axolotl to deliver its audited financial statements upon closing in exchange for the $8.0 million of cash consideration otherwise payable upon closing pursuant to the Merger Agreement (the “Closing Cash Consideration”) becoming payable and contingent upon receipt of such audited financial statements.